EX-99.906CERT

                                 CERTIFICATIONS
                                 --------------

David B. Rea, Chief Executive Officer, and Jeffrey C. Howard, Chief Financial Officer, of The Shepherd Street Funds, Inc. (the "Registrant"), each certify that:

     1. The Registrant's periodic report on Form N-CSR for the period ended September 30, 2003 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


CHIEF EXECUTIVE OFFICER                    CHIEF FINANCIAL OFFICER

The Shepherd Street Funds, Inc.            The Shepherd Street Funds, Inc.


/s/ David B. Rea                           /s/ Jeffrey C. Howard
-------------------------------            ------------------------------
David B. Rea, President                    Jeffrey C. Howard, Treasurer

Date:  December 1, 2003                    December 1, 2003



A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO THE SHEPHERD STREET FUNDS, INC. AND WILL BE RETAINED BY THE SHEPHERD STREET FUNDS, INC. AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.